                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                        Only
/X/  Definitive Proxy Statement         (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        Southern California Water Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                       SOUTHERN CALIFORNIA WATER COMPANY

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS -- APRIL 30, 1996

Dear Shareholder:

     The Annual Meeting of the Shareholders of Southern California Water Company (the "Company") will be held at the Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California, on Tuesday, April 30, 1996, at 10:00 A.M., Pacific time, for the following purposes:

     1. To elect seven directors to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

     2. To transact any other business which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has nominated the following individuals for election as directors: Jean E. Auer, William V. Caveney, R. Bradbury Clark, N.P. Dodge, Jr., Robert F. Kathol, Lloyd E. Ross and Floyd E. Wicks.

     The Board of Directors has fixed the close of business on March 4, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof.

     It is important that every shareholder, whether owning one or more shares and whether or not expecting to attend the meeting in person, sign, date and promptly return the enclosed proxy. A return envelope, requiring no postage if mailed in the United States, is enclosed for convenience. By returning your signed proxy, you can help assure a quorum to transact the business of the meeting.

                                            By order of the Board of Directors

                                                          (SIG)
                                                    James B. Gallagher
                                                        Secretary
San Dimas, California

March 15, 1996

                                PROXY STATEMENT
                       SOUTHERN CALIFORNIA WATER COMPANY
                          630 EAST FOOTHILL BOULEVARD
                          SAN DIMAS, CALIFORNIA 91773

                            ------------------------

                 SOLICITATION OF PROXY AND RIGHT OF REVOCATION

     The accompanying proxy is solicited by and on behalf of the Board of Directors (the "Board" or the "Board of Directors") of Southern California Water Company (the "Company") for use at the Annual Meeting of Shareholders to be held on April 30, 1996 (the "Annual Meeting"), or any adjournment thereof. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by attending the meeting and voting in person or by a writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by the shareholder and presented to the meeting. All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as marked on the proxy. If the proxy is signed and returned, but is not marked, it will be voted for all nominees listed or, if cumulative voting applies, at the discretion of the proxies named on the accompanying proxy card, as described herein. You are encouraged to mark your proxy carefully in accordance with its instructions. Proxy solicitation expense will be paid by the Company. This proxy statement and the accompanying proxy were mailed on or about March 15, 1996.

                                 VOTING RIGHTS

     The Company's voting securities outstanding on March 4, 1996 were 86,400 Preferred Shares and 7,845,092 Common Shares. Each Preferred Share is entitled to one vote and each Common Share is entitled to one-tenth of one vote. Except as otherwise provided in the Company's Articles of Incorporation, as amended, and under applicable law, Common and Preferred shareholders vote as a single class.

     Votes cast by proxy or in person at the meeting will be counted by an inspector of election appointed by the Board of Directors to act as an election inspector for the meeting. Shares represented by proxies that reflect abstentions will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, will not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of votes cast on any matter submitted to the shareholders for a vote.

     The inspector of election will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered present for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

     In the election of directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, will be elected. Votes cast against a candidate or votes withheld will have no legal effect. No shareholder will be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of such shareholder's shares in the case of Preferred Shares or one-tenth that number in the case of Common Shares) unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to the number of votes equal to the number of directors authorized times the number of votes to which such share is otherwise entitled, which votes may be cast for a single candidate or may be distributed among two or more candidates in whatever proportion the shareholder may desire. The accompanying proxy card will grant the named proxies discretionary authority to vote cumulatively, if cumulative voting applies. If voting is not conducted by cumulative voting, each Preferred Share will be entitled to one vote and each Common Share will be entitled to one-tenth of one vote, and shareholders having a majority of the voting power exercised at the meeting will be able to elect all of the directors if they choose to do so. In that event, the other shareholders will be unable to elect any director or directors.

     Except as otherwise provided in the Company's Articles of Incorporation, on all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares represented and voting at the meeting (if the shares voting affirmatively also represent at least a majority of the voting power required for a quorum) is required for the shareholders to take action. Assuming the presence of a quorum, the shareholders present at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of shareholders holding sufficient voting power to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the voting power required to constitute a quorum.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting to elect seven directors to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. It is intended that the proxies solicited and received by and on behalf of the Board of Directors will be voted for the re-election of the current directors, who are standing for re-election (the "Nominees"), unless authority is withheld. If voting for directors is conducted by cumulative voting, the proxies named on the enclosed form of proxy will have discretionary authority to cumulate votes among the Nominees named herein.

     The proxies may also be voted for a substitute Nominee or Nominees in the event any one or more of the persons named below shall be unable to serve for any reason or be withdrawn from nomination, a contingency not now anticipated.

     A brief biography of each Nominee is set forth below, including the Nominee's business experience during the last five years.

     JEAN E. AUER, Consultant to the CalFed Bay Delta Program and member of the town council of Hillsborough, California. Mrs. Auer served as Consultant to the San Francisco Estuary Project (1990-1995). Mrs. Auer has previously served as a member of the National Drinking Water Advisory Board to the United States Environmental Protection Agency, a member of the California State Water Resources Control Board and a member of both the Central Coast and the San Francisco Regional Water Quality Control Boards. Mrs. Auer, age 59, is a member of the Company's Compensation and Business Opportunities Committees and has served as a director of the Company since 1995.

     WILLIAM V. CAVENEY, Chairman of the Board of Directors of the Company since April, 1992. Mr. Caveney was Chairman of the Board and Chief Executive Officer of the Company from April, 1990 to March, 1992 and President and Chief Executive Officer of the Company from April, 1982 to March, 1990. Mr. Caveney, age 69, is Chairman of the Company's Compensation Committee and a member of the Business Opportunities Committee and has served as a director of the Company since 1980.

     R. BRADBURY CLARK, Of Counsel to the law firm of O'Melveny & Myers in Los Angeles, California. Until February 1, 1993, Mr. Clark was a partner in that firm. Mr. Clark, age 71, is a member of the Company's Compensation, Business Opportunities and Audit Committees and has served as a director of the company since 1970.

     N.P. DODGE, JR., President of the N.P. Dodge Company, a full service real estate concern in Omaha, Nebraska. Mr. Dodge, age 59, is a director of the Omaha Public Power District. Mr. Dodge is a member of the Company's Compensation Committee and Chairman of the Audit Committee and has served as a director of the Company since 1990.

     ROBERT F. KATHOL, Executive Vice President of Kirkpatrick, Pettis, Smith, Polian, Inc., an investment banking firm in Omaha, Nebraska. Mr. Kathol, age 55, is a member of the Company's Compensation and Audit Committees and has served as a director of the Company since 1995.

     LLOYD E. ROSS, Chairman, President and Chief Executive Officer of SMI Construction Co., a commercial and industrial general contracting firm in Irvine, California. Mr. Ross also is a director of PacifiCare Health Systems. Mr. Ross, age 55, is a member of the Company's Compensation Committee and Chairman of the Business Opportunities Committee and has served as a director of the Company since 1995.

     FLOYD E. WICKS, President and Chief Executive Officer of the Company since April, 1992. Mr. Wicks served as President of the Company from April, 1990 to March, 1992 and as Vice President of Operations from January, 1988 to March, 1990. Mr. Wicks, age 52, is a member of the Company's Business Opportunities Committee and has served as a director of the Company since 1990.

     No Nominee is or has been employed in his or her principal occupation or employment during the past five years by the Company or other organization that is a parent, subsidiary or affiliate of the Company, other than Mr. Caveney and Mr. Wicks whose relationships are as described above.

     The following table sets forth, as of March 4, 1996, the beneficial ownership of Common Shares of the Company by each Nominee. No Nominee owns any of the Company's Preferred Shares.

                                                      AMOUNT AND NATURE OF     PERCENT OF CLASS
             NAME                                     BENEFICIAL OWNERSHIP     BENEFICIALLY HELD
             ----                                     --------------------     -----------------
        Jean E. Auer................................            400                      *
        William V. Caveney..........................          7,441                      *
        R. Bradbury Clark...........................          2,898                      *
        N.P. Dodge, Jr. ............................          3,100                      *
        Robert F. Kathol............................            600                      *
        Lloyd E. Ross...............................            400                      *
        Floyd E. Wicks..............................          1,603                      *

---------------

* Less than one percent

     During 1995, reports required by Section 16(a) of the Securities Exchange Act of 1934 covering two transactions in the Common Shares of the Company for Lloyd E. Ross were not timely filed.

     O'Melveny and Myers, for which R. Bradbury Clark is of counsel, and of which he is a retired partner, provides legal services to the Company on a variety of matters.

     Kirkpatrick, Pettis, Smith, Polian Inc., of which Robert F. Kathol is an Executive Vice President, has served, at various times in the past five years, as co-manager of the Company's offerings of Common Shares and as co-agent on the Company's debt issuances. A subsidiary, KPM Investment Management, Inc., had also been, until December, 1995, the Company's 401(k) Plan investment manager. Neither Kirkpatrick, Pettis, Smith, Polian Inc. nor its subsidiaries currently provide any services to the Company.

     The Board of Directors has an Audit Committee, a Compensation Committee and a Business Opportunities Committee. The Audit Committee provides advice and assistance to the Board of Directors on accounting and financial reporting practices of the Company. It reviews the scope of audit work and findings of the firm of independent public accountants who serve as auditors of the Company, and also monitors the work of the Company's internal auditors. It also reviews the qualifications of and recommends to the Board of Directors a firm of independent auditors and reviews and approves fees charged by the independent auditors. The Compensation Committee reviews and makes recommendations to the Board of Directors as to appropriate compensation for the President and other executive officers of the Company and determines the awards to be made under the Company's Key Executive Long-Term Incentive Plan (see table and accompanying footnotes on pages 8 and 9). The Business Opportunities Committee reviews potential changes to the regulated and non-regulated operations of the Company including acquisitions, divestitures, joint ventures and partnerships and makes recommendations to the Board of Directors as to the financial and operational integrity of such changes. There is no Executive Committee or Nominating Committee.

     Outside directors (presently all directors except Messrs. Caveney and Wicks) are currently paid an annual retainer, payable monthly, of $15,000. In addition, each such director receives a $1,000 fee for each meeting attended, although the regular and organizational meetings of the board in April are deemed one meeting for purposes of the per-meeting fee. In addition, after November, 1995, each outside director who is a member of the Compensation Committee, Audit Committee or Business Opportunities Committee will receive a $500 fee for each meeting attended and the chairperson of each committee, if an outside director, will receive an additional fee of $250 for each committee meeting attended.

     Chairman of the Board Caveney earned $94,500 as chairman during 1995, which is the current annual rate for such service. President Wicks was compensated as an officer of the Company. Neither Mr. Caveney nor Mr. Wicks received separate compensation as a director.

     During 1995, directors met as a board six times. The Audit Committee met four times in 1995, the Compensation Committee met five times in 1995 and the Business Opportunities Committee met once in 1995. No director attended less than 75% of the board meetings and other committee meetings on which such director serves.

                               EXECUTIVE OFFICERS
                EXPERIENCE, SECURITY OWNERSHIP AND COMPENSATION

     In addition to Chairman Caveney (information about whose business experience and beneficial share ownership is set forth on pages 3 and 4), the Company had seven executive officers as of December 31, 1995. Information regarding the identities, business experience and beneficial ownership of shares of those seven individuals is shown in the following table and footnotes thereto:

                                                                   HELD SUCH   COMMON SHARES   PERCENT
                      PRINCIPAL OCCUPATION AND EXPERIENCE          POSITION    BENEFICIALLY      OF
       NAME               DURING THE PAST FIVE YEARS         AGE     SINCE         OWNED        CLASS
       ----           -----------------------------------    ---   ---------   -------------   -------
Floyd E. Wicks      President and Chief Executive            52       4/92         1,603          *
                    Officer(1)
Thomas J. Bunosky   Vice President -- Customer Service of    41       4/94           435          *
                    Region II(2)
Joel A. Dickson     Vice President -- Customer Service of    43       4/94         2,063          *
                    Region III(3)
James B. Gallagher  Vice President -- Finance, Chief         41       4/94           867          *
                    Financial Officer and Secretary(4)
Donald K. Saddoris  Vice President -- Customer Service of    52       4/94         2,726          *
                    Region I(5)
Randell J. Vogel    Vice President -- Customer and           60       4/94           610          *
                    Operations Support(6)
Joseph F. Young     Vice President -- Regulatory Affairs(7)  51       4/94         8,645          *

---------------

 *   Less than one percent

(1)  President from 4/90 to 3/92.

(2) Vice President of Operations from 3/93 to 3/94, Manager of Operations from 5/91 to 2/93 and Director of Engineering, Production and Water Resources from 12/90 to 4/91.

(3) Vice President -- Regulatory Affairs and Utility Business Development 9/90 to 3/94.

(4)  Secretary, Treasurer and Chief Financial Officer from 10/90 to 3/94.

(5)  Director of Operations -- Northern/Coastal Division from 5/90 to 3/94.

(6) Vice President of Administration from 2/93 to 3/94, Director of Administration from 1/93 to 2/93, Director of Information Systems from 6/92 to 12/92; Executive Vice President and Chief Operating Officer of Suburban Water Systems from 10/85 to 4/92.

(7) Assistant Vice President for Conservation Management and Governmental Affairs from 4/92 to 3/94, Assistant Vice President of Operations from 5/91 to 3/92 and Director of Operations from 4/89 to 4/91.

     Directors and executive officers of the Company as a group beneficially own 31,788 Common Shares of the Company, which is less than one percent of the total shares outstanding. No director or executive officer of the Company owns any of the Company's outstanding Preferred Shares.

     The following table sets forth information on compensation of the Company's Chief Executive Officer and its four most highly compensated executive officers for the three most recent calendar years:

                                                         LONG TERM
                                                        COMPENSATION
                                                        ------------
                                          ANNUAL          PAYOUTS
                                       COMPENSATION     ------------
   NAME AND PRINCIPAL                  ------------         LTIP            ALL OTHER
        POSITION              YEAR      SALARY(1)        PAYOUTS(2)      COMPENSATION(3)
   ------------------         ----     ------------     ------------     ---------------
Floyd E. Wicks -              1995       $263,584                            $ 4,767
  President and Chief         1994        251,796                              3,700
  Executive Officer           1993        237,918                              3,332
Joel A. Dickson - Vice        1995        147,039                              4,548
  President - Customer        1994        139,625                              2,313
  Service of Region III       1993        132,687                              2,288
Thomas J. Bunosky -           1995        142,739                              4,452
  Vice President -            1994        138,307                              2,282
  Customer Service            1993        130,807(4)                           2,231
  of Region II
Randell J. Vogel - Vice       1995        143,699                              4,322
  President - Customer        1994        124,023                              2,061
  and Operations              1993        114,818(4)                             267
  Support
James B. Gallagher - Vice     1995        128,167                              3,990
  President - Finance,        1994        121,488                              2,016
  Chief Financial Officer     1993        111,678                              1,944
  and Secretary

---------------

(1) The executive officers of the Company receive certain perquisites, including the personal use of a Company vehicle and personal computer. However, the aggregate amount of such perquisites received by each named officer does not, in the case of any such named officer, exceed 10% of the total annual salary of any such named officer.

(2) The Company has a Key Executive Long-Term Incentive Plan, the provisions of which became effective on January 1, 1995. Any payouts, which are made in cash and/or Common Shares of the Company, would not occur prior to 1998, except as otherwise provided in the Plan.

(3) Includes Company payment of premium on business travel and accident policy of $39 per person per year and Company payment of the premium on group life insurance of $228 per person per year. The balance represents the Company's matching contribution to the 401(k) Plan for the benefit of the named officer.

(4) Elected executive officer in April, 1993.

     The Company currently has no other bonus, profit sharing, stock option, stock appreciation right or other remunerative program (other than pension and welfare benefits) in effect. The Company implemented a Key Executive Long-Term Incentive Plan effective as of January 1, 1995 (see footnote 2 above). The following table sets forth information about this Plan.

                          PERFORMANCE       ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                            OR OTHER                  PRICE-BASED PLANS(B)
                          PERIOD UNTIL     -------------------------------------------
  NAME AND PRINCIPAL       MATURATION       THRESHOLD        TARGET          MAXIMUM
       POSITION           OR PAYOUT(A)     (# OR $)(C)     (# OR $)(D)     (# OR $)(C)
  ------------------      ------------     -----------     -----------     -----------
Floyd E. Wicks -           3 years           $15,120         N/A             $108,800
  President and Chief
  Executive Officer
Joel A. Dickson - Vice     3 years           $ 6,345         N/A             $ 42,300
  President - Customer
  Service of Region III
Thomas J. Bunosky -        3 years           $ 6,255         N/A             $ 41,700
  Vice President -
  Customer Service
  of Region II
Randell J. Vogel -         3 years           $ 5,490         N/A             $ 36,600
  Vice President -
  Customer and
  Operations Support
James B. Gallagher -       3 years           $ 5,310         N/A             $ 35,400
  Vice President -
  Finance, Chief
  Financial Officer
  and Secretary

---------------
(A) It is intended, but not required, under the Company's Key Executive Long-Term Incentive Plan that a three-year performance cycle (as such cycle is defined in the Plan, the "Performance Cycle") until payout of the awards under the Plan will begin to run at the start of each calendar year. Payment of awards is to be made as soon as practicable after the end of the Performance Cycle to which they relate. If Termination of Service (as defined in the Plan) of a participant occurs during a Performance Cycle for any reason other than death, disability, normal retirement or early retirement, the participant will forfeit the opportunity to receive an award for that Performance Cycle. If a participant dies, becomes disabled or retires during a Performance Cycle, the participant will be eligible to receive a pro rata award (based on the number of days the participant was employed substantially full-time during that Performance Cycle) for that Performance Cycle. The Plan also contains provisions for the payment of awards if there is a change of control of the Company (as defined in the Plan) before the end of a Performance Cycle.

(B) Awards under the Plan are established as a percentage of each Plan participant's annual base salary and are payable in cash and/or Company Common Shares. Awards for the Performance Cycle that began in 1995 will be based on the Company's ranking, expressed as a percentile, for growth in earnings per share and total shareholder return relative to the corresponding measures for the companies that comprise the Peer Group referred to on page 14. A ranking below the 40th percentile among the companies in the Peer Group with respect to either performance measure will result in no award with respect to that measure, while the maximum award for either performance measure will be paid for a ranking at or above the 75th percentile with respect to that measure. Awards will be reduced if the Company's return on equity falls more than 50 basis points below the Company's Authorized Rate of Return (as defined in the Plan), and awards will not be paid at all if the Company's share price at the end of a Performance Cycle is less than 80% of its price at the beginning of that cycle.

(C) Figures listed represent the amount of awards that would be payable to the executives if the Company were to achieve a ranking among the Peer Group at the 40th percentile (Threshold) and for any percentile at or above the 75th percentile (Maximum) for each of the performance measures. The Plan also specifies awards for performance at the 50th and 60th percentiles with respect to each of the performance measures. Awards for performance at percentiles between such stated percentiles will be calculated by linear interpolation.

(D) Participants in the Plan are not assigned a "target" award. Rather, awards are variable depending upon the Company's performance with respect to each of the performance measures for the Performance Cycle (see footnote (C) above).

                                  PENSION PLAN

     The Company maintains a noncontributory, defined benefit pension plan. Benefits are determined under a formula applied uniformly to all employees, regardless of position, and amounts depend on length of service and the average of the five highest consecutive years of compensation earned. For purposes of pension calculations, compensation includes salary and all other compensation but excludes the value of personal use of Company vehicles and other perquisites. An employee who terminates employment after having at least five years of service with the Company has a vested interest in the plan.

     Annual benefits payable at retirement (at age 65 or beyond) are reduced by a percentage of primary social security benefits based upon years of credited service and are payable monthly. The following table illustrates the estimated annual benefits payable upon retirement for persons in the earnings classifications with years of service as shown, but excluding the Social Security deduction.


     AVERAGE ANNUAL                           BENEFITS BASED ON LENGTH OF SERVICE
   SALARY FOR HIGHEST      --------------------------------------------------------------------------
 CONSECUTIVE FIVE YEARS    15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS      40 YEARS
 ----------------------    --------     --------     --------     --------     --------      --------
        $ 75,000           $22,500      $30,000      $37,500      $45,000      $ 52,500      $ 60,000
         100,000            30,000       40,000       50,000       60,000        70,000        80,000
         125,000            37,500       50,000       62,500       75,000        87,500       100,000
         150,000            45,000       60,000       75,000       90,000       105,000       120,000

     The executive officers of the Company not presently receiving pension benefits have the following credited years of service under the pension plan:
Floyd E. Wicks -- 8; Joel A. Dickson -- 5; Thomas J. Bunosky -- 5; Randell J. Vogel -- 3, James B. Gallagher -- 8, Joseph F. Young -- 18 and Donald K. Saddoris -- 28.

     The plan provides an early retirement option for those employees the sum of whose age and number of years of service equals at least 90.

     The Company has a Retirement Plan for Non-Employee Directors (the "Non-Employee Directors Plan") of the Company. This Plan provides annual benefits to an eligible director in an amount equal to the annual retainer in effect at the director's date of retirement. Benefits are payable in monthly installments for a period equal to the shortest of (a) the period he or she was a director or (b) ten years. In the case of a director's death, benefits will continue to be received by that director's surviving spouse for the remaining period for which the director would have been entitled to receive benefits except for death. Benefits are payable to directors after the age of 62 and after retirement from the Board, except that a director who ceases to be a director before attaining age 62 because of ill health or death may receive benefits immediately after retirement from the Board, or at such later date as he or she may request. Directors who are "removed for cause" are not eligible for benefits under the Non-Employee Directors Plan. As a condition of participation in the Non-Employee Directors Plan, an eligible director must agree to retire from the Board at the annual shareholders' meeting occurring on or next following such director's 72nd birthday, and to accept nomination as a director if requested by the Board (and to serve if so nominated) for at least ten years after his or her first election to the Board.

            DEFERRED COMPENSATION PLAN FOR DIRECTORS AND EXECUTIVES

     Under the Company's Deferred Compensation Plan for Directors and Executives, directors and eligible officers and employees are entitled to defer all, in the case of directors, or a portion, in the case of officers and employees, of their compensation until specified times after the deferral. Interest accrues on amounts deferred under this Plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee's report on executive compensation is set forth below. Mr. William V. Caveney, a member of this Committee and Chairman of the Board of Directors, is, in his capacity as Chairman, an officer of the Company. Mr. Caveney does not actively participate in the daily operation of the Company, duties as to which are the responsibility of Mr. Wicks, President and Chief Executive Officer of the Company. The Compensation Committee does not recommend or determine Mr. Caveney's compensation. No other member of this Committee is a current or former officer or employee of the Company or any of its subsidiaries or affiliates.

     All of the Company's directors except Mr. Wicks are members of the Compensation Committee. Mr. Clark is of counsel to and is a retired partner of O'Melveny & Myers, which provides legal services to the Company. Mr. Kathol is Executive Vice President of Kirkpatrick, Pettis, Smith, Polian Inc., which has served as co-manager of the Company's Common Share offerings and as co-agent on the Company's debt sales in the past. The firm of Kirkpatrick, Pettis, Smith, Polian Inc. and its subsidiaries do not currently provide any services to the Company.

     The following Report and the Performance Graph included in this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.

                        REPORT ON EXECUTIVE COMPENSATION

To: The Board of Directors

     The principal responsibility of your Compensation Committee is to review and make recommendations as to the compensation of the executive officers of the Company (other than the Chairman of the Board). In addition to recommending cash and other kinds of compensation, our responsibility includes the consideration of related matters such as evaluating management performance and planning for management planning and succession. The Compensation Committee reviews these matters in detail with you and reports to you the Committee's recommendations as to compensation of these executive officers.

     The Compensation Committee particularly reviews, in detail, the performance and other aspects of compensation for the President and Chief Executive Officer, Floyd E. Wicks.

     In its deliberations concerning compensation for Mr. Wicks and the Company's other executive officers in April, 1995, the Committee relied on both objective and subjective criteria. We reviewed comparative salary and total compensation data for Mr. Wicks and other executive officers, the results of which were included as part of a report entitled "An Assessment of Executive Compensation," dated January 25, 1995, prepared by Strategic Compensation Associates ("SCA"). In addition, we relied on other compensation data developed by the Company's Human Resources department, which included comparable cash salary data of other water utilities, as well as comments and evaluative recommendations of Mr. Wicks based on his formal appraisal of each executive's performance. In conducting the formal appraisals, Mr. Wicks reviewed the contribution of each executive in the areas of regulatory matters, implementation of the Company's organizational goals and general progress made toward the achievement of individually determined, job-related goals.

     As part of our review, we recognize that our responsibilities also extend to offering compensation opportunities designed to retain and attract managerial talent. We believe that the Key Executive Long-Term Incentive Plan, approved by shareholders in April, 1995, will result in closer alignment of management's goals with those of the shareholders by providing compensation to management based upon the Company's achievement, over rolling three-year performance cycles, of specified targets for total shareholder return and growth in earnings per share. Awards earned under the Plan supplement base compensation and should enhance the Company's ability to attract and retain qualified personnel.

     As in the past, we have not adopted a direct formula relationship between the Company's financial performance and the level of compensation paid to Mr. Wicks and other executive officers in part because of the pervasive effects that varying regulatory practices and weather conditions have on financial performance. We believe that these effects are largely outside the immediate control of the executive officers. Accordingly, in determining executives' compensation, the committee also relied upon its subjective evaluation of the Company's earnings performance, in light of those considerations, and of the performance of the executives in maintaining and enhancing the Company's ability to meet its challenges. These challenges include (i) water quality and water supply, (ii) appropriately enhancing earnings and (iii) successfully resolving issues before the California Public Utilities Commission and other regulatory agencies (including the Company's continuing response to the CPUC-ordered management audit). Upon review of all of the objective and subjective factors described above, in April 1995, we recommended and the Board authorized that Mr. Wicks' annual base compensation be set at $262,000.

     We recognize that changes to the Internal Revenue Code in 1993 affect, subject to limited exceptions, the deductibility of compensation in excess of $1,000,000 for certain executive officers unless such compensation qualifies as "performance-based." However, since the Company's current compensation program does not provide for annual compensation to any executive in excess of $1,000,000, the deduction limitations are presently inapplicable to the Company. We will address this limitation if and when it becomes meaningful.

     Compensation Committee
         D. E. Brown
         W. V. Caveney
         R. B. Clark
         N. P. Dodge, Jr.

                               PERFORMANCE GRAPH

     The graph below compares the performance of the Company to (1) the Standard & Poor's 500 Stock Index, (2) a peer group index developed by the Company for the Key Executive Long-Term Incentive Plan and (3) the Dow Jones Water Utility Index (a published industry index). The water and electric utilities selected by the Compensation Committee for the peer group were intended to provide an appropriate basis for comparison with the Company in determining awards payable under the Key Executive Long Term Incentive Plan and, as such, that peer group is included herein for comparative purposes. The peer group consists of 17 companies: American Water Works Inc., Aquarion Company, Consumers Water Company, Connecticut Water Service Inc., California Water Service Company, Citizens Utilities Company (Class A and Class B), Empire District Electric Company, E'Town Corporation, Green Mountain Power Corporation, IWC Resources Corporation, Middlesex Water Company, Northwestern Public Service Company, Philadelphia Suburban Corporation, St. Joseph Light & Power Company, SJW Corp., Southwest Water Company and United Water Resources, Inc. The graph shows the total return to shareholders for the last five years of an investment of $100 made on December 31, 1990 and assuming reinvestment of all dividends. As with any investment, the historical performance reflected in this performance graph is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG SOUTHERN CALIFORNIA WATER COMPANY, THE S & P 500 STOCK INDEX,
              THE DOW JONES WATER UTILITIES INDEX AND A PEER GROUP

MEASUREMENT PERIOD                   SOUTHERN CALIFORNIA
(FISCAL YEAR COVERED)                   WATER COMPANY         PEER GROUP         S & P 500      D J WATER UTILITIES
12/90                                        100                100                 100                 100
12/91                                        128                147                 130                 152
12/92                                        163                164                 140                 163
12/93                                        188                190                 155                 184
12/94                                        161                158                 157                 173
12/95                                        199                185                 215                 223

---------------
* $100 invested on 12/31/90 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to the beneficial owners of more than five percent of any class of the Company's voting securities on March 4, 1996 based upon public information known to the Company.

                                                                         AMOUNT AND
                                                                          NATURE OF
            NAME AND ADDRESS OF                                          BENEFICIAL           PERCENT
             BENEFICIAL OWNER                  TITLE OF CLASS             OWNERSHIP           OF CLASS
            -------------------                --------------            ----------           --------
First Colony Life Insurance Company          Preferred Shares          44,959--Direct           52.1*
  700 Main Street
  Lynchburg, Virginia
Massachusetts Mutual Life Insurance Co.      Preferred Shares          12,000--Direct           13.9
  Box 5101 GPO
  New York, New York
Equitable American Insurance Company         Preferred Shares           2,315--Direct            2.7
  604 Locust Street
  Des Moines, Iowa

---------------

* Represents 5.2% of total voting power.

                           ANNUAL REPORT (FORM 10-K)

     The Company undertakes, on written request, to provide, without charge, each person from whom the accompanying proxy is solicited, with a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 as filed with the Securities and Exchange Commission, including the financial statements and schedules. Requests should be addressed to Southern California Water Company, 630 East Foothill Boulevard, San Dimas, California 91773,
Attention: Office of the Treasurer.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the Company's independent public accountants for the year ended December 31, 1995. No accounting firm has been selected for the current year. The Board of Directors normally selects the public accountants for each year in July of that year. Representatives of Arthur Andersen LLP will be at the Annual Meeting of Shareholders and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     Management of the Company knows of no business, other than that mentioned above, to be transacted at the Annual Meeting, but if other matters do properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment, and discretionary authority to do so is included in the proxy. Whether or not you intend to be present at the meeting, you are urged to complete, sign and return your proxy promptly.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposal which a shareholder intends to present at the next Annual Meeting of Shareholders to be held in April 1997 must be received at the principal executive office of the Company by November 15, 1996 if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. In addition, the Company's bylaws contain separate notice requirements applicable to the bringing of business before the Annual Meeting of Shareholders by a shareholder of the Company. The Company maintains at its principal executive offices in San Dimas, California, a copy of its bylaws, as amended, which bylaws will be open to inspection by shareholders at all reasonable times during office hours.

PROXY



                        SOUTHERN CALIFORNIA WATER COMPANY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints R. Bradbury Clark and W.V. Caveney proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Southern California Water Company standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 30, 1996 or any adjournment of that meeting.


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)




--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -



Dear Shareholder:

   The Annual Meeting of Shareholders of Southern California Water Company will be held on April 30, 1996 at the Industry Hills Sheraton, One Industry Hills Parkway, City of Industry, California. A map of the location is located on the reverse side. The meeting is scheduled for 10:00 a.m. and refreshments will be provided beforehand. The meeting should conclude by 11:00 a.m.

   This mailing also includes the notice of the meeting and the proxy statement. Whether or not you plan to attend the meeting, please assure representation of your shares by marking, signing, dating and sending in the detachable proxy card.

Sincerely,


/s/ Floyd E. Wicks
------------------
Floyd E. Wicks
President, Chief Executive Officer

                                                        Please mark
                                                       your votes as      /X/
                                                       indicated in
                                                       this example.




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

Item 1. ELECTION OF DIRECTORS                                        WITHHELD
                                                               FOR   FOR ALL
Nominees: Jean E. Auer               Robert F. Kathol          / /     / /
          William V. Caveney         Lloyd E. Ross
          R. Bradbury Clark          Floyd E. Wicks
          N.P. Dodge, Jr.

WITHHELD FOR: (write that Nominee's name in the space provided below.)


----------------------------------------------------------------------


Item 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.







Signature(s)                                           Date
            -----------------------------------------      ---------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -





                           INDUSTRY HILLS SHERATON
                          ONE INDUSTRY HILLS PARKWAY
                       CITY OF INDUSTRY, CA 91744-0290
                                (818) 810-4455


                         [MAP OF INDUSTRY, CALIFORNIA]




                             INDUSTRY HILLS
                             SHERATON RESORT HOTEL


             Refreshments will be provided only before the meeting.